    As filed with the Securities and Exchange Commission on November 6, 2000

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 MIGRATEC, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                     65-0125664
(State or other jurisdiction of            (I.R.S. Employer Identification Code)
 incorporation or organization)

                           11494 Luna Road, Suite 100
                            Dallas, Texas 75234-9421
                    (Address of principal executive offices)

                    MIGRATEC, INC. LONG-TERM INCENTIVE PLAN,
                             AS AMENDED AND RESTATED
                            (Full title of the plan)

                               T. ULRICH BRECHBUHL
                      PRESIDENT AND CHIEF FINANCIAL OFFICER
                           11494 Luna Road, Suite 100
                            Dallas, Texas 75234-9421
                     (Name and address of agent for service)

                                 (972) 969-0300
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Ted S. Schweinfurth, Esq.
                         Winstead Sechrest & Minick P.C.
                     1201 Elm Street, 5400 Renaissance Tower
                               Dallas, Texas 75270

                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                            Proposed            Proposed
              Title of                    Amount             Maximum             Maximum            Amount of
             Securities                    to be          Offering Price        Aggregate          Registration
          to be Registered              Registered          Per Share         Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per        7,000,000            $.70*           $4,922,400*          $1,299.51
share

--------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's common stock, $.001 par value per share, on November 2, 2000 (as reported on the Over the Counter Bulletin Board).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

1.       PLAN INFORMATION.*

2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

          (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed April 14, 2000, as amended May 2, 2000;

          (b) (i) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ending September 30, 2000, filed November 6, 2000; June 30, 2000, filed August 10, 2000; and March 31, 2000, filed May 19, 2000 and (ii) the Registrant's Reports on Form 8-K, filed March 10, 2000 and March 20, 2000; and

          (c) The description of the Registrant's common stock, $.001 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form SB-2, filed August 31, 2000, File No. 333-44946.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL") permits the indemnification of directors, employees, officers and agents of Delaware corporations. Our Certificate of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL. Such indemnification provisions notwithstanding, we are aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MigraTEC, Inc. pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

The exhibits required to be furnished pursuant to this Item 8 are listed in the
Exhibit Index filed herewith, which Exhibit Index is hereby incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

     (a)  The Registrant hereby undertakes:

          (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dallas, State of Texas, on November 6, 2000.

                                   MIGRATEC, INC.


                                   By: /s/ T. Ulrich Brechbuhl
                                       ----------------------------------------
                                       T. Ulrich Brechbuhl
                                       President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature and Title                                                   Date
/s/ W. Curtis Overstreet                                               November 6, 2000
------------------------------------
W. Curtis Overstreet
Chief Executive Officer and Director
(Principal Executive Officer)


/s/ Kevin C. Howe                                                      November 6, 2000
------------------------------------
Kevin C. Howe
Chairman of the Board


/s/ T. Ulrich Brechbuhl                                                November 6, 2000
------------------------------------
T. Ulrich Brechbuhl
President, Chief Financial Officer
and Secretary (Principal Financial
and Accounting Officer)


/s/ Drew R. Johnson                                                    November 6, 2000
------------------------------------
Drew R. Johnson
Director


                                                                       November __, 2000
------------------------------------
Richard A. Gray, Jr.
Director


                                                                       November __, 2000
------------------------------------
Deane C. Watson, Jr.
Director


                                INDEX TO EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION                                     PAGE NUMBER
-------      -----------                                     -----------

4.1          Form of Common Stock Certificate (1)


5.1          Opinion of Winstead
             Sechrest & Minick P.C.

23.1         Consent of Winstead                             (included in Exhibit 5.1)
             Sechrest & Minick P.C.

23.2         Consent of Ernst & Young LLP

99.1 MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated

99.2         Stock Option Grant Agreement and
             Stock Option Agreement

-----------------------

(1) Incorporated by reference from Post-effective Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093.